Exhibit 99

KADANT INC.
One Technology Park Drive
Westford, MA 01886

NEWS

Kadant Increases Borrowing Capacity

WESTFORD, Mass. - December 19, 2018 - Kadant Inc. (NYSE: KAI) announced that on December 14, 2018 it amended its existing credit agreement (“Credit Agreement”) to increase its committed borrowing capacity under its revolving credit facility to $400 million, increase its uncommitted incremental borrowing facility to $150 million, and extend the maturity date under the Credit Agreement to December 14, 2023. The Company separately entered into an uncommitted, unsecured note purchase and private shelf agreement (“Note Purchase Agreement”) with Prudential Capital Group, the private capital arm of PGIM, Inc., the global investment management businesses of Prudential Financial, Inc., which allows the Company to, from time to time over the next three years, borrow up to $125 million with long-term fixed interest rates, as determined under the Note Purchase Agreement. Contemporaneously with the signing of the Note Purchase Agreement, the Company borrowed $10 million from the $125 million facility. The transactions provide Kadant with access to additional capital to support its growth strategies.

“As a result of these transactions, we now have even greater liquidity and flexibility to deploy capital opportunistically to further enhance our position in the marketplace,” said Michael McKenney, executive vice president and chief financial officer of Kadant. “We look forward to continuing our relationships with our lenders as Kadant continues to grow.”

Citizens Bank, N.A. acted as joint lead arranger and administrative agent; Wells Fargo Securities, LLC acted as joint lead arranger; Wells Fargo Bank, N.A. acted as syndication agent; and JPMorgan Chase Bank, N.A. acted as joint lead arranger and syndication agent on the Credit Agreement.

“At Citizens, we try to think about the needs of our clients from their point of view and offer holistic solutions,” said Jerry Sargent, President of Citizens Bank, Massachusetts. “Providing flexible credit facilities so great clients such as Kadant can grow is just one of the ways that Citizens delivers substantial value for its clients at every stage of their business life cycle.”

“Prudential Capital Group is excited to provide Kadant efficient access to long-term funding to support its growth,” said Engin Okaya, Managing Director at Prudential Capital Group.

Additional information about the Credit Agreement and the Note Purchase Agreement can be found in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 19, 2018.

About Kadant
Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with 2,500 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about the Company’s future growth, strategies, investments and capital deployment, and future plans by the Company to issue notes under the Note

Purchase Agreement and/or borrow under the Credit Agreement. These forward-looking statements represent Kadant’s expectations as of the date of this press release. Kadant undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause the Company’s actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the fiscal year ended December 30, 2017 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to market conditions, which will affect the terms on which the Company may issue additional notes under the Note Purchase Agreement, if at all; adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; Kadant’s customers’ ability to obtain financing for capital equipment projects; changes in government regulations and policies; the oriented strand board market and levels of residential construction activity; development and use of digital media; price increases or shortages of raw materials; dependence on certain suppliers; international sales and operations; economic conditions and regulatory changes caused by the United Kingdom’s likely exit from the European Union; disruptions in production; Kadant’s acquisition strategy; Kadant’s internal growth strategy; competition; soundness of suppliers and customers; Kadant’s effective tax rate; future restructurings; soundness of financial institutions; Kadant’s debt obligations; restrictions in the Credit Agreement and the Note Purchase Agreement; loss of key personnel; reliance on third-party research; protection of patents and proprietary rights; failure of Kadant’s information systems or breaches of data security; fluctuations in Kadant’s share price; and anti-takeover provisions.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
mike.mckenney@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
wes.martz@kadant.com